UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 14, 2012
PUNCHLINE RESOURCES LTD.
(Exact name of registrant as specified in its charter)
Nevada	333-146934	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
736 Bay Street, Suite 1205, Toronto, Ontario, Canada		M5G 2M4
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(416) 619-0611
n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective September 14, 2012, Punchline Resources Ltd. (“we”, “us”, “our”, the “Company”) entered into an option agreement with AHL Holdings Ltd., a Nevada corporation (“AHL Holdings”), and Golden Sands Exploration Inc. (“Golden Sands”), a company incorporated under the laws of British Columbia, wherein we acquired an Option to purchase a 70% interest in and to certain mining claims which are situated in the Empress and Winnemucca Mountain Properties in Nevada (the “Claims”) from AHL Holdings and Golden Sands.

The Claims, which are subject to a 3 % net smelter royalty, consist of a total of nine (9) unpatented mining claims located approximately 26 miles south of Goldfield, Nevada, in the Topok mining district located in the southern portion of the Walker Lane Mineral Belt in Nevada.

In order for us to exercise the option to acquire the Claims, we are required to issue the following payments to Golden Sands:

•

an aggregate of $1,700,000 as follows:

(i)	$50,000 upon signing of the option agreement;
(ii)	$50,000 by November 15, 2012;
(iii)	$200,000 by September 14, 2013;
(iv)	$300,000 by September 14, 2014;
(v)	$400,000 by September 14, 2015;
(vi)	$700,000 by September 14, 2016;

•

issue 100,000 shares of our common stock to Golden Arc Mining and Refining Inc., by September 30, 2012;

•

incur minimum exploration expense of at least $4,000,000 as follows:

(i)	Incur exploration expense of at least $150,000 by February 15, 2013;
(ii)	Incur cumulative exploration expense of at least $500,000 by December 31, 2013;
(iii)	Incur cumulative exploration expense of at least $1,000,000 by December 31, 2014;
(iv)	Incur cumulative exploration expense of at least $2,000,000 by December 31, 2015;
(v)	Incur cumulative exploration expense of at least $4,000,000 by December 31, 2016;

•

advance royalty payments to AHL Holdings as follows:

(i)	$20,000 by December 31, 2012;
(ii)	$20,000 by December 31, 2013;
(iii)	$30,000 by December 31, 2014;
(iv)	$50,000 by each successive December 31st until production commences from the Claims.

•

carry out and pay for all aspects of a pre-feasibility report to Golden Sands by December 31, 2016;

•

keep the Claims in good standing during the duration of the option agreement; and

•

deliver to Golden Sands a Notice of Exercise of Option & Compliance Certificate by December 31, 2016.

We may terminate the option agreement by providing  90 days written notice to AHL Holdings and Golden Sands.  The agreement will terminate without notice upon our failure to timely fulfil our obligations under the option.

If the Option is exercised, the agreement provides that the parties will enter into a joint venture agreement.  Our Company will solely responsible for financing the joint venture and will act as sole operator in consideration of a fee as follows:

•

following formation of the joint venture but prior to commercial production, 3% of all exploration expenditures except in the case of exploration expenditures under a single contract in excess of $300,000 in which case the fee will be 2% of those expenditures; and

•

after the commencement of commercial production, 2% of all development and production expenditures except in the case of development and production expenditures under a single contract in excess of $100,000 in which case the fee will be 1.5% of such development and production expenditures.

The proceeds from the joint venture will be paid as follows:

•

80% of the proceeds will be paid to repay all financing, and the remaining 20% will be paid 70% to the our Company and 30% to the Optionors; and

•

after any financing has been repaid, 70% of the proceeds will be paid to our Company and 30% will be paid to the Optionors.

The description of the option agreement contained in this Item 1.01 is a summary and is qualified in its entirety by reference to the copy of the option agreement is attached hereto as an exhibit, and which is incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits
10.1	Option Agreement with AHL Holdings Ltd. and Golden Sands Exploration Inc. dated September 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUNCHLINE RESOURCES LTD.
/s/ Ramzan Savji
Ramzan Savji
President and Director

Date:	September 20, 2012

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